Exhibit 99.1

ELECTRONIC MAIL TO ALL EMPLOYEES AND CERTAIN INDEPENDENT CONTRACTORS

Date:  July 8, 2009

Dear Employees and Independent Contractors of Acme Packet,

The Board of Directors of Acme Packet, Inc. has approved a voluntary one-time offer to exchange certain outstanding options for new options (the “Offer to Exchange”). The Offer to Exchange allows eligible optionees who have received certain stock options the opportunity to exchange those certain eligible options for new options at a price which will be equal to the fair market value of our common stock at the close of trading on the expiration date of the Offer to Exchange, which is expected to be August 5, 2009.  If you are eligible to participate in the Offer to Exchange, you will receive an additional electronic mail from the Company on July 8, 2009 with additional details.

We will hold several employee meetings to discuss the details of the Offer to Exchange and answer any questions you may have.  Details of these meetings are as follows:

July 8, 2009:

3:30 P.M. Eastern Daylight Savings Time:

Conference Call (United States): (###) ###-####

Conference Call (International): ###-###-####

Conference ID: ###-###-###

8:00 P.M. Eastern Daylight Savings Time:

Conference Call (United States): (###) ###-####

Conference Call (International): ###-###-####

Conference ID: ###-###-###

July 9, 2009:

9:00 A.M. Eastern Daylight Savings Time:

Conference Call (United States): (###) ###-####

Conference Call (International): ###-###-####

Conference ID: ###-###-###

To join the web portion of the Conference Call

1.     Please go to #####.jsp

2.     If prompted, user may need to install ActiveX component underneath the browser window

3.     Select “Join Instant Meeting”

4.     Fill in your Name and Company Information

5.     Enter conference ID #######

6.     Select “Light Version”

7.     Select “Join Now”

8.     When the dialog box opens, select “Run” to install Light Version service

9.     When Audio dialog box opens, please press cancel and use the dial in instruction provided above

10.   At this time, please wait for the presentation to begin.  Click the F11 key to view the presentation in full screen mode.

If you have any questions, please do not hesitate to contact Susan Anderson at +1 (781) 328-4805.

Thank you,

Andrew D. Ory

President and Chief Executive Officer

WE HAVE NOT COMMENCED THE OFFER TO EXCHANGE THAT IS REFERRED TO IN THIS COMMUNICATION.  UPON THE COMMENCEMENT OF THE OFFER TO EXCHANGE, WE WILL FILE WITH THE SECURITIES AND EXCHANGE COMMISSION A COMPLETED SCHEDULE TO (Rule 13e-4) AND RELATED EXHIBITS, INCLUDING THE OFFERING DOCUMENT. ALL ACME PACKET, INC. OPTIONHOLDERS ELIGIBLE TO PARTICIPATE IN THE OFFER TO EXCHANGE ARE STRONGLY ENCOURAGED TO READ THE SCHEDULE TO (Rule 13e-4) AND RELATED EXHIBITS, INCLUDING THE OFFERING DOCUMENT, WHEN THEY BECOME AVAILABLE.  THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE OFFER TO EXCHANGE.  THE SCHEDULE TO (Rule 13e-4) AND RELATED EXHIBITS WILL BE AVAILABLE FREE OF CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION WEBSITE AT HTTP://WWW.SEC.GOV AND ALL ELIGIBLE OPTIONEES MAY ALSO OBTAIN THESE DOCUMETNS FROM US FREE OF CHARGE.